UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment Number 1 to

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

RIMROCK GOLD CORP.
 (Exact name of registrant as specified in its charter)

Nevada	333-149552	75-3266961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155 Las Vegas, NV 89103
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 1-800-854-7970

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Purchase Agreement

On May 3, 2013, Rimrock Gold Corp. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Geologix Explorations Inc., a corporation existing under the laws of the Province of British Columbia (“Geologix Canada”) and Geologix (U.S.) Inc., a Nevada corporation (“Geologix USA” and, together with Geologix Canada, “Geologix”) to acquire an exploration epithermal bonanaza gold-silver property in Nevada know as the Silver Cloud Property (the “Silver Cloud Property”).  Pursuant to the Purchase Agreement, the Company acquired from Geologix a one hundred percent (100%) interest in and to: (i) certain properties that compress 522 unpatented mining claims totaling 4,467 (the “Mining Claims” comprised of the Geologix Claims and the Pescio Claims), and (ii) a lease agreement dated June 1, 1999 between Geologix USA as successor to Teck Resources Inc., and Carl Pescio and Janet Pescio in respect of those Mining Claims held by Pescio (the “Pescio Lease”). In consideration for the Mining Claims and the Pescio Lease, the Company shall issue to Geologix 500,000 shares of the Company’s common stock (the “Rimrock Shares”) comprised of 400,000 shares to Geologix and 100,000 shares Geologix is required to assign to Teck Resources Inc.  In addition, if the Company delineates more than two million ounces of gold in proven and probable reserves on the Mining Claims, then the Company will issue a further 250,000 common shares of the Company to Geologix. Any mineral production from the Silver Cloud Property is subject to net smelter return royalties of 3% due to Royal Gold Inc. of 2% and 3% to the underlying claim owners.

Geologix has agreed not to sell, transfer, negotiate or enter into any agreement to sell or announce an intention to sell or transfer two-hundred thousand (200,000) of the Rimrock Shares for a period of six (6) months from their date of issuance and the remaining two-hundred thousand (200,000) Rimrock Shares for a period of twelve (12) months from their date of issuance.

The foregoing description of the terms of the Purchase Agreement are qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), which is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in Item 1.01, the Company acquired the Mining Claims pursuant to the Purchase Agreement. The disclosures in Item 1.01 of this Report regarding the acquisition is incorporated herein by reference in its entirety.

Description of the Mining Claims

The Mining Claims are situated 55 Km northeast of the mining center of Battle Mountain, and 80 Km west-northwest of Elko city, a regional mining hub. The Silver Cloud Property lies immediately to the southwest of Rodeo Creek Gold’s epithermal bonanza gold-silver Hollister Mine, and 3.8 Km southwest of the Hollister Mine open pit and 16 Km southeast of Newmont's Midas Mine. The Company controls an additional 38 claims along the west side of the Silver Cloud Property, called the West Silver Cloud property.

The database reflecting previous exploration campaigns conducted on the Silver Cloud Property includes:

-	Drilling information including drill hole locations, drill core logs, cross-sections, long-sections, level plans, down hole survey information, QA/QC information and assay results;
-	Regional and local geological information including lithological mapping, structural interpretations, alteration mapping, large-scale formational modeling and detailed mineralization modeling;
-	Geochemical information including surface rock chip sampling, multivariate soil sampling and biogeochemical sampling surveys;
-	Geophysical information including Airborne Magnetics (AeroMag), Controlled Source Audio Magnetotelluric (CSAMT), E Scan, and Ground Gravity surveys;
-	Base maps including claim maps, topographic maps and satellite images.

Modern exploration on the Silver Cloud Property was conducted in the 1980's, when Placer Amex drilled 14 shallow holes in search of mercury. That campaign’s best gold hit was a 3.05 meter intercept grading 0.197 g/t Au. In 1989, Newmont optioned the property and conducted additional shallow drilling of 23 holes in different parts of this large property through 1994, including in the Quiver Mine area in the northwest part of the property. Highlights from these Newmont drill programs included a 1.52 meter intercept grading 3.1 g/t Au at shallow depths.

Teck Cominco optioned the property and conducted 4,023 m of drilling in 10 holes between 1999 and 2001. Teck Cominco discovered high-grade gold mineralization at the historic mercury-producing Silver Cloud Mine in reverse-circulation hole SCT-6 that encountered three intervals of good grade gold mineralization totaling 27.4 meters of down-hole core length between 310.9m and 452.6m. Those intervals included a 1.52 meter intercept grading 145 g/t Au at a depth of 318m in sheared volcanics.

Placer Dome optioned the property in 2002 and subsequently drilled 3,832 meters in 11 rotary and core holes in the property area. Placer Dome's best drill intercept was from a new discovery in the Egg Hill target area, situated 1400 meters west of the Silver Cloud Mine and close to the West Silver Cloud property. The intercept graded 5.53 g/t Au over a 12.2 meter interval in a structure at the contact between two lithological units – the rhyolite tuff and the intrusive rhyolite porphyry.

Geologix acquired control of the property in 2003, and subsequently drilled 2 deep holes on the property in 2005. These holes were drilled on the northwest side of the Silver Cloud Mine away from the high-grade Teck drill holes and targeting two inferred fault structural zones. Geologix encountered numerous zones of breccia and silica mineralization in these two holes over significantly wide intervals.

The working Midas-style gold target model used by the Company’s technical team interprets the “top elevations” of epithermal Midas-Hollister type gold-silver targets at Silver Cloud to start at 150 to 300 meter depths below surface. The main zone of ore grade gold-silver mineralization at Midas extends for at least 500 meters vertically, below the “top elevations”. Local “pod-like” bodies of gold mineralization may occur above this "top elevation" level, as at Midas and in the larger open pit at Hollister. The Company’s exploration efforts are focused upon discovery of Midas and Hollister style gold-silver mineralization, 125 to 300 metres below the surface.

The main gold-silver targets at the Silver Cloud Property are Midas-Hollister style volcanic epithermal low-sulfidation vein and disseminated gold deposits, which appear to be situated along or near fault zones, near or beneath siliceous "sinter" hot spring deposits. These siliceous sinters occur on and close to the paleo ground surfaces along the Midas - Silver Cloud trend, which is part of the "Northern Nevada Rifts" volcanic province. Mercury occurrences are present locally in and near these siliceous sinters, and are interpreted to be locally indicative of gold mineralization at further depth, as at Hollister. At least three gold target areas have been discovered by rock chip sampling and drilling to date on the Silver Cloud Property: 1) the "Mine" target at the Silver Cloud Mine discovered by Teck, where a drill hole carried a 1.5 meter intercept grading 157 g/t Au at a depth of 318 meters below surface, 2) the "Egg Hill" target area initially discovered by Placer Dome and further explored by Geologix, and 3) the Quiver target area explored by Newmont and Geologix. Several exploration holes were drilled at Egg Hill, including a significant gold discovery hole yielding 12.2 metres of 5.53 g/t Au at a depth of 208 metres below surface, situated at the contact with a rhyolitic intrusive.

Geologix drilled two core holes in the Mine target area, away from the earlier Teck and Placer Dome drillholes. These holes encountered highly anomalous gold and silver in sulfide-rich breccias and low-temperature banded Midas-style quartz veins. To date, less than 10% of the large Silver Cloud Property has been explored. No drilling work has yet been conducted on the Company’s adjoining West Silver Cloud claims area.

Pescio AOI boundary
T37N R47E
T36N R47E
T36N R48E
Pescio AOI boundary
38N 47E
37N 47E
38N 48E
37N 48E
36N 47E
36N 48E

Item 3.02    Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The Company issued the Rimrock Shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 8.01 Other Events.

On May 8, 2013, the Company issued a press release announcing the execution of the acquisition of the Mining Claim, a copy of which is attached as Exhibit 99.1 to this Report.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
10.1	Purchase Agreement, dated May 3, 2013, by and among Rimrock Gold Corp., Geologix Explorations Inc. and Geologix (U.S.)
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMROCK GOLD CORP.

Date: May 9, 2013	By:	/s/ Jordan Starkman
Jordan Starkman